      As Filed with the Securities and Exchange Commission on July 2, 2002

                                              Registration Statement No. 33-5903

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                  Walgreen Co.
             (Exact name of registrant as specified in its charter)

            Illinois                                           36-1924025
  (State or other jurisdiction                               (IRS Employer
of incorporation or organization)                          Identification No.)

                                 200 Wilmot Road
                            Deerfield, Illinois 60015
                                 (847) 914-2500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                 ---------------

                            Julian A. Oettinger, Esq.
                    Senior Vice President and General Counsel
                                  Walgreen Co.
                                 200 Wilmot Road
                            Deerfield, Illinois 60015
                                 (847) 914-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             George C. McKann, Esq.
                            Gardner, Carton & Douglas
                       321 North Clark Street, Suite 2900
                             Chicago, Illinois 60610

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     On May 22, 1986, Walgreen Co. (the "Company") filed this Registration
Statement to register an aggregate amount of $200,000,000 of its Debt Securities for sale from time to time by the Company. The Company has offered and sold an aggregate of $100,000,000 of Debt Securities. The Company does not intend to offer any additional Debt Securities under this Registration Statement and, therefore, is deregistering the remaining $100,000,000 of Debt Securities covered by the Registration Statement.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 2nd day of July, 2002.

                                         WALGREEN CO.
                                         (Registrant)

                                         By:    /s/ Roger L. Polark
                                              ----------------------------------
                                                Roger L. Polark
                                                Senior Vice President and
                                                Chief Financial Officer